                                                                  Exhibit (e)(1)


            AMENDED AND RESTATED DISTRIBUTION AND SERVICE AGREEMENT


         THIS AMENDED AND RESTATED DISTRIBUTION AND SERVICE AGREEMENT dated as of March 1, 2007 (the "Agreement") by and between each of the VAN KAMPEN OPEN-END FUNDS set forth on Schedule A hereto, which may be amended from time to time (each, a "Fund" and collectively, the "Funds"), and VAN KAMPEN FUNDS INC., a Delaware corporation (the "Distributor").

         1. Appointment of Distributor. Each Fund appoints the Distributor as a principal underwriter and exclusive distributor of each class of its shares of beneficial interest or shares of common stock, as the case may be (collectively, the "Shares") offered for sale from time to time pursuant to the then current prospectus and/or statement of additional information (collectively, the "Prospectus") of the Fund subject to different combinations of front-end sales charges, distribution fees, service fees and contingent deferred sales charges. Classes of shares, if any, subject to a front-end sales charge and a distribution and/or service fee are referred to herein as "FESC Classes" and the Shares of such classes are referred to herein as "FESC Shares." Classes of shares, if any, subject to a contingent-deferred sales charge and a distribution and/or a service fee are referred to herein as "CDSC Classes" and Shares of such classes are referred to herein as "CDSC Shares." Classes of shares, if any, subject to a front-end sales charge, a contingent-deferred sales charge and a distribution and/or service fee are referred to herein as "Combination Classes" and Shares of such class are referred to herein as "Combination Shares." Each Fund reserves the right to refuse at any time or times to sell Shares hereunder for any reason deemed adequate by the Board of Trustees or Board of Directors, as the case may be (collectively, the "Board of Trustees" or "Trustees") of the Fund.

         The Distributor will use its best efforts to sell, through its organization and through other dealers and agents, the Shares which the Distributor has the right to purchase under Section 3 hereof, but the Distributor does not undertake to sell any specific number of Shares. Without the prior approval of the Board of Trustees), the Distributor shall not, directly or indirectly, distribute, sell or market, through its organization or other brokers, dealers or agents, shares of any investment companies unless the Board of Trustees of a Fund determines that such companies do not compete, or potentially compete, with the Fund.

         The Distributor agrees that it will not take any long or short positions in the Shares, except for long positions in those Shares purchased by the Distributor in accordance with any systematic sales plan described in the Prospectus of the Fund and except as permitted by Section 3 hereof, and that so far as it can control the situation, it will prevent any of its directors, trustees, officers or shareholders from taking any long or short positions in the Shares, except for legitimate investment purposes.

         2. Essential Personnel. The Distributor and each Fund agree that the retention of (i) the chief executive officer, president, treasurer and secretary of the Distributor, and (ii) each director, trustee, officer and employee of the Distributor or any of its affiliates (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) who serves as an executive officer of the Fund (each person referred to in (i) or (ii) hereinafter being referred to as an "Essential Person"), in his or her current capacities, is in the best interest of the Fund and the Fund's shareholders. In connection with the Distributor's acceptance of employment hereunder, the Distributor hereby agrees and covenants for itself and on behalf of its affiliates that neither the Distributor nor any of its affiliates shall replace or seek to replace any Essential Person or cause to be replaced any Essential Person, in each case without first consulting with the Board of Trustees of the Fund in a timely manner. In addition, neither the Distributor nor any affiliate of the Distributor shall change or seek to change or cause to be changed, in any material respect, the duties and responsibilities of any Essential Person, in each case without first consulting with the Board of Trustees of the Fund in a timely manner.

         3. Sale of Shares to Distributor. Each Fund hereby grants to the Distributor the exclusive right, except as herein otherwise provided, to purchase Shares directly from the Fund upon the terms herein set forth. Such exclusive right hereby granted shall not apply to Shares issued or transferred or sold at net asset value: (a) in connection with the merger or consolidation of the Fund with any other investment company or the acquisition by the Fund of all or substantially all of the assets of or the outstanding Shares of any investment company; (b) in connection with a pro rata distribution directly to the holders of Fund Shares in the nature of a stock dividend or stock split or in connection with any other recapitalization approved by the Board of Trustees; (c) upon the exercise of purchase or subscription rights granted to the holders of Shares on a pro rata basis; (d) in connection with the automatic reinvestment of dividends and distributions from the Fund; or (e) in connection with the issue and sale of Shares to Trustees, officers and employees of the Fund; to directors, trustees, officers and employees of the investment adviser of the Fund or any principal underwriter (including the Distributor) of the Fund; to retirees of the Distributor that purchased shares of any mutual fund distributed by the Distributor prior to retirement; to directors, trustees, officers and employees of Van Kampen Investments Inc. (the parent of the Distributor) and to the subsidiaries of Van Kampen Investments Inc.; and to any trust, pension, profit-sharing or other benefit plan for any of the aforesaid persons or any other class of investors or transactions as permitted by Rule 22d-1 under the 1940 Act and discussed in a Fund's registration statement and Prospectus.

         The Distributor shall have the right to buy from each Fund the Shares needed, but not more than the Shares needed (except for reasonable allowances for clerical errors, delays and errors of transmission and cancellation of orders) to fill unconditional orders for Shares received by the Distributor from dealers, agents and investors during each period when particular net asset values and public offering prices are in effect as provided in Section 4 hereof; and the price which the Distributor shall pay for the Shares so purchased shall be the respective net asset value used in determining the public offering price on which such orders were based. The Distributor shall notify the Fund at the end of each such period, or as soon thereafter on that business day as the orders received in such period have been compiled, of the number of Shares of each class that the Distributor elects to purchase hereunder.

         4. Public Offering Price. The public offering price per Share shall be determined in accordance with the Prospectus of each Fund. In no event shall the public offering price exceed the net asset value per Share, plus, with respect to the FESC Shares, a front-end sales charge not in excess of the applicable maximum sales charge permitted under the Conduct Rules of the National Association of Securities Dealers, Inc., as in effect from time to time. The net asset value per share for each class of Shares, respectively, shall be determined in the manner provided in the Declaration of Trust, Certificate of Designation or Articles of Incorporation, as applicable, and By-Laws of each Fund as then amended, and in accordance with the Prospectus of each Fund consistent with the terms and conditions of the Fund's Multi-Class Plan, as it may be amended from time to time or succeeded by exemptive orders or rules promulgated by the Securities and Exchange Commission under the 1940 Act. Each Fund will cause immediate notice to be given to the Distributor of each change in net asset value as soon as it is determined. Discounts to dealers purchasing FESC Shares from the Distributor for resale and to brokers and other eligible agents making sales of FESC Shares to investors and compensation payable from the Distributor to dealers, brokers and other eligible agents making sales of CDSC Shares and Combination Shares shall be set forth in the selling agreements between the Distributor and such dealers or agents, respectively, as from time to time amended, and, if such discounts and compensation are described in the Prospectus for a Fund, shall be as so set forth.

         5. Compliance with NASD Rules, SEC Orders, etc. In selling Fund Shares, the Distributor will in all respects duly comply with all state and federal laws relating to the sale of such securities and with all applicable rules and regulations of all regulatory bodies, including without limitation the Conduct Rules of the National Association of Securities Dealers, Inc., and all applicable rules and regulations of the Securities and Exchange Commission under the 1940 Act, and will indemnify and save the Funds harmless from any damage or expense on account of any unlawful act by the Distributor or its agents or employees. The Distributor is not, however, to be responsible for the acts of other dealers or agents, except to the extent that they shall be acting for the Distributor or under its direction or authority. None of the Distributor, any dealer, any agent or any other person is authorized by the Funds to give any information or to make any representations, other than those contained in the Registration Statement or Prospectus heretofore or hereafter filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act") (as any such Registration Statement and Prospectus may have been or may be amended from time to time), covering the Shares, and in any supplemental information to any such Prospectus approved by a Fund in connection with the offer or sale of Shares. None of the Distributor, any dealer, any broker or any other person is authorized to act as agent for the

Funds in connection with the offering or sale of Shares to the public or otherwise. All such sales shall be made by the Distributor as principal for its own account.

         6.  Expenses.

                  (a)  Each Fund will pay or cause to be paid:

                               (i) all expenses in connection with the
                           registration of Shares under the federal securities laws and qualifying and maintaining qualification of Shares for sale under the securities laws of the various states, and the Fund will exercise its best efforts to obtain said registration and qualification;

                               (ii) all expenses in connection with the printing
                           of any notices of shareholders' meetings, proxy and proxy statements and enclosures therewith, as well as any other notice or communication sent to shareholders in connection with any meeting of the shareholders or otherwise, any annual, semiannual or other reports or communications sent to the shareholders, and the expenses of sending prospectuses relating to the Shares to existing shareholders;

                               (iii) all expenses of any federal or state
                           original-issue tax or transfer tax payable upon the issuance, transfer or delivery of Shares from the Fund to the Distributor; and

                               (iv) the cost of preparing and issuing any Share certificates which may be issued to represent Shares.

                  (b) The Distributor will also permit its officers and employees to serve without compensation as Trustees and officers of the Fund if duly elected to such positions.

                  (c) Each Fund shall reimburse the Distributor for out-of-pocket costs and expenses actually incurred by it in connection with distribution of each class of Shares respectively in accordance with the terms of a plan (the "12b-1 Plan") adopted by the Fund pursuant to Rule 12b-1 under the 1940 Act as such 12b-1 Plan may be in effect from time to time; provided, however, that no payments shall be due or paid to the Distributor hereunder with respect to a class of Shares unless and until this Agreement shall have been approved for each such class by a majority of the Board of Trustees of the Fund and by a majority of the "Disinterested Trustees" (as such term is defined in such 12b-1 Plan) by vote cast in person at a meeting called for the purpose of voting on this Agreement. Each Fund reserves the right to terminate such 12b-1 Plan with respect to a class of Shares at any time, as specified in the Plan. The persons authorized to direct the payment of funds pursuant to this Agreement and the 12b-1 Plan shall provide to each Fund's Board of Trustees, and the Trustees shall review, at least quarterly, a written report with respect to each of the classes of Shares of the amounts so paid and the purposes for which such expenditures were made for each such class of Shares.

                  (d) Each Fund shall compensate the Distributor for providing services to, and the maintenance of, shareholder accounts in the Fund (including prepaying service fees to eligible brokers, dealers and financial intermediaries and expenses incurred in connection therewith) and the Distributor may pay as agent for and on behalf of the Fund a service fee with respect to each class of Shares to brokers, dealers and financial intermediaries for the provision of shareholder services and the maintenance of shareholder accounts in the Fund in the amount with respect to each class of Shares set forth from time to time in the Fund's Prospectus. Each Fund shall compensate the Distributor for such expenses in accordance with the terms of a service plan (the "Service Plan"), as such Service Plan may be in effect from time to time; provided, however, that no service fee payments shall be due or paid to the Distributor hereunder with respect to a class of Shares unless and until this Agreement shall have been approved for each such class by a majority of the Board of Trustees of the Fund and by a majority of the Disinterested Trustees by vote cast in person at a meeting called for the purpose of voting on this Agreement. Each Fund reserves the right to terminate such Service Plan with respect to a class of Shares at any time, as specified in the Plan. The persons authorized to direct the payment of funds pursuant to this Agreement and the Service Plan shall provide to each Fund's Board of Trustees, and the Trustees shall review, at least quarterly, a written report with respect to each of the classes of Shares of the amounts paid as service fees for each such class of Shares.

         7. Redemption of Shares. In connection with a Fund's redemption of its Shares, each Fund hereby authorizes the Distributor to repurchase, upon the terms and conditions hereinafter set forth, as the Fund's agent and for the Fund's account, such Shares as may be offered for sale to the Fund from time to time by holders of such Shares or their agents.

                  (a) Subject to and in conformity with all applicable federal and state legislation, any applicable rules of the National Association of Securities Dealers, Inc., and any applicable rules and regulations of the Securities and Exchange Commission under the 1940 Act, the Distributor may accept offers of holders of Shares to resell such Shares to a Fund on such terms and conditions and at such prices as described and provided for in the Prospectus of the Fund.

                  (b) The Distributor agrees to notify each Fund at such times as the Fund may specify of the number of each class of Shares, respectively, repurchased for the Fund's account and the time or times of such repurchases, and the Fund shall notify the Distributor of the prices and, in the case of a class of CDSC Shares or Combination Shares, of the deferred sales charge as described below, if any, applicable to repurchases of Shares of such class.

                  (c) Each Fund shall have the right to suspend or revoke the foregoing authorization at any time; unless otherwise stated, any such suspension or revocation shall be effective forthwith upon receipt of notice thereof by telegraph or by written instrument from any of the Fund's officers. In the event that the Distributor's authorization is, by the terms of such notice, suspended for more than twenty-four hours or until further notice, the authorization given by this Section 7 shall not be revived except by vote of the Board of Trustees of the Fund.

                  (d) The Distributor agrees that all repurchases of Shares made by the Distributor shall be made only as agent for a Fund's account and pursuant to the terms and conditions herein set forth.

                  (e) Each Fund agrees to authorize and direct its Custodian to pay, for the Fund's account, the repurchase price (together with any applicable contingent deferred sales charge) of any Shares so repurchased for the Fund against the authorized transfer of book shares from an open account and against delivery of any other documentation required by the Board of Trustees of the Fund or, in the case of certificated Shares, against delivery of the certificates representing such Shares in proper form for transfer to the Fund.

                  (f) The Distributor shall receive no commissions or other compensation in respect of any repurchases of FESC Shares for a Fund under the foregoing authorization and appointment as agent. With respect to any repurchase of CDSC Shares or Combination Shares, the Distributor shall receive the deferred sales charge, if any, applicable to the respective class of Shares that have been held for less than a specified period of time with respect to such class as set forth from time to time in the Fund's Prospectus. The Distributor shall receive no other commission or other compensation in respect of any repurchases of CDSC Shares or Combination Shares for the Fund under the foregoing authorization and appointment as agent.

                  (g) If any FESC Shares sold to the Distributor under the terms of this Agreement are redeemed or repurchased by a Fund or by the Distributor as agent or are tendered for redemption within seven business days after the date of the Distributor's confirmation of the original purchase by the Distributor, the Distributor shall forfeit the amount above the net asset value received by it in respect of such Shares, provided that the portion, if any, of such amount re-allowed by the Distributor to dealers or agents shall be repayable to the Fund only to the extent recovered by the Distributor from the dealer or agent concerned. The Distributor shall include in agreements with such dealers and agents a corresponding provision for the forfeiture by them of their concession with respect to FESC Shares purchased by them or their principals and redeemed or repurchased by the Fund or by the Distributor as agent within seven business days after the date of the Distributor's confirmation of such initial purchases.

         8. Indemnification. The Funds agree to indemnify and hold harmless the Distributor and each of its directors, trustees and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage, or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any Shares, based upon the ground that the registration statement, Prospectus, shareholder reports or other information filed or made public by a Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading under the 1933 Act or any other statute or the common law. However, the Funds do not agree to indemnify the Distributor or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to a Fund by or on behalf of the Distributor. In no case
(i) is the indemnity of a Fund in favor of the Distributor or any person indemnified to be deemed to protect the Distributor or any person against any liability to a Fund or its securityholders to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is a Fund to be liable under its indemnity agreement contained in this Section with respect to any claim made against the Distributor or any person indemnified unless the Distributor or any such person shall have notified that Fund in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or any such person (or after the Distributor or the person shall have received notice of service on any designated agent). However, failure to notify a Fund of any claim shall not relieve that Fund from any liability which it may have to the Distributor or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. Each Fund shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense, of any suit brought to enforce any claims, but if the Fund elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or person or persons, defendant or defendants in the suit. In the event a Fund elects to assume the defense of any suit and retain counsel, the Distributor, directors, trustees or officers or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. If a Fund does not elect to assume the defense of any suit, it will reimburse the Distributor, directors, trustees or officers or controlling person or persons, defendant or defendants in the suit for the reasonable fees and expenses of any counsel retained by them. Each Fund agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its Trustees or officers in connection with the issuance or sale of any of the Shares.

         The Distributor also covenants and agrees that it will indemnify and hold harmless the Funds and each of its Trustees and officers and each person, if any, who controls each Fund within the meaning of Section 15 of the 1933 Act against any loss, liability, damage, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damage, claim or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, based upon the 1933 Act or any other statute or common law, alleging any wrongful act of the Distributor or any of its employees or alleging that the registration statement, Prospectus, shareholder reports or other information filed or made public by a Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, insofar as the statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of the Distributor. In no case (i) is the indemnity of the Distributor in favor of a Fund or any person indemnified to be deemed to protect the Fund or any such person against any liability to which the Fund or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligation and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against a Fund or any person indemnified unless the Fund or person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Fund or person (or after the Fund or such person shall have received notice of service on any designated agent).

However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Fund or any person against whom the action is brought otherwise than on account of its indemnity agreement contained in this paragraph. In the case of any notice to the Distributor, it shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense, of any suit brought to enforce the claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Fund, to its Trustees and officers and to any controlling person or persons, defendant or defendants in the suit. In the event that the Distributor elects to assume the defense of any suit and retain counsel, the Fund or controlling persons, defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the Fund, Trustees and officers or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Distributor agrees to notify the Fund promptly of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the Shares.

         9. Continuation, Amendment or Termination of This Agreement. This Agreement shall become effective on the Effective Date and thereafter shall continue in full force and effect year to year with respect to each class of Shares of each Fund so long as such continuance is approved at least annually
(i) by the Board of Trustees of such Fund or, by a vote of a majority of the outstanding voting securities of the respective class of Shares of that Fund, and (ii) by vote of a majority of the Trustees of such Fund who are not parties to this Agreement or interested persons in any such party (the "Independent Trustee") cast in person at a meeting called for the purpose of voting on such approval, provided, however, that (a) this Agreement may at any time be terminated with respect to a class of Shares of any Fund without the payment of any penalty either by vote of a majority of the Independent Trustees of the applicable Fund, or by vote of a majority of the outstanding voting securities of the respective class of Shares of the Fund, on written notice to the Distributor; (b) this Agreement shall immediately terminate in the event of its assignment; and (c) this Agreement may be terminated, with respect to a Fund, by the Distributor on ninety (90) days' written notice to the applicable Fund. Upon termination of this Agreement with respect to a class of Shares of a Fund, the obligations of the parties hereunder shall cease and terminate with respect to such class of Shares of the Fund as of the date of such termination, except for any obligation to respond for a breach of this Agreement committed prior to such termination.

         This Agreement may be amended with respect to any class of Shares of any Fund at any time by mutual consent of the parties, provided that such consent on the part of a Fund shall have been approved (i) by the Board of Trustees of the applicable Fund, or by a vote of the majority of the outstanding voting securities of the respective class of Shares of that Fund, and (ii) by vote of a majority of the Independent Trustees of the applicable Fund cast in person at a meeting called for the purpose of voting on such amendment. Additionally, any Fund may be added to this Agreement with the consent of both parties.

         For the purpose of this section, the terms "vote of a majority of the outstanding voting securities", "interested persons" and "assignment" shall have the meanings defined in the 1940 Act, as amended.

         10. Limited Liability of Shareholder. Notwithstanding anything to the contrary contained in this Agreement, you acknowledge and agree that, with respect to the Funds organized as a Trust, as provided by the applicable Agreement and Declaration of Trust of the Trust, this Agreement is executed by the Trustees of the Trust and/or officers of the Funds by them not individually but as such Trustees and/or officers, and the obligations of the Funds hereunder are not binding upon any of the Trustees, officers or shareholders individually, but bind only the trust estate.

         11. Notice. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party or at such other address as such party shall have designated in writing.

         12. Name. In connection with its employment hereunder, the Distributor hereby agrees and covenants not to change its name without the prior consent of the Board of Trustees.

         13. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.


                            EACH OF THE VAN KAMPEN OPEN-END
                            FUNDS LISTED ON SCHEDULE A HERETO



                            By: /s/ Ronald E. Robison
                               -----------------------------------------
                                  Name: Ronald E. Robison
                                  Title:President and Principal Executive
                                        Officer



                            VAN KAMPEN FUNDS INC.



                            By:  /s/ Edward C. Wood, III
                               ------------------------------------------
                                 Name:  Edward C. Wood, III
                                 Title: Managing Director and Chief
                                        Operating Officer

                                   SCHEDULE A

                           VAN KAMPEN OPEN-END FUNDS(1)


VAN KAMPEN COMSTOCK FUND

VAN KAMPEN CORPORATE BOND FUND

VAN KAMPEN ENTERPRISE FUND

VAN KAMPEN EQUITY AND INCOME FUND

VAN KAMPEN EQUITY TRUST
-----------------------
VAN KAMPEN ASSET ALLOCATION CONSERVATIVE FUND
VAN KAMPEN ASSET ALLOCATION MODERATE FUND
VAN KAMPEN ASSET ALLOCATION GROWTH FUND
VAN KAMPEN CORE EQUITY FUND
VAN KAMPEN GLOBAL GROWTH FUND
VAN KAMPEN LEADERS FUND
VAN KAMPEN MID CAP GROWTH FUND
VAN KAMPEN SELECT GROWTH FUND
VAN KAMPEN SMALL CAP GROWTH FUND
VAN KAMPEN SMALL CAP VALUE FUND
VAN KAMPEN SMALL COMPANY GROWTH FUND*
VAN KAMPEN UTILITY FUND
VAN KAMPEN VALUE OPPORTUNITIES FUND

VAN KAMPEN EQUITY TRUST II
--------------------------
VAN KAMPEN AMERICAN FRANCHISE FUND
VAN KAMPEN CORE GROWTH FUND
VAN KAMPEN EQUITY PREMIUM INCOME FUND
VAN KAMPEN INTERNATIONAL ADVANTAGE FUND
VAN KAMPEN INTERNATIONAL GROWTH FUND
VAN KAMPEN TECHNOLOGY FUND

VAN KAMPEN GOVERNMENT SECURITIES FUND

VAN KAMPEN GROWTH AND INCOME FUND

VAN KAMPEN HARBOR FUND

VAN KAMPEN HIGH YIELD FUND

VAN KAMPEN LIFE INVESTMENT TRUST
-------------------------------
MID CAP GROWTH PORTFOLIO
COMSTOCK PORTFOLIO
CAPITAL GROWTH PORTFOLIO
ENTERPRISE PORTFOLIO
GOVERNMENT PORTFOLIO
GROWTH AND INCOME PORTFOLIO
MONEY MARKET PORTFOLIO

VAN KAMPEN LIMITED DURATION FUND

---------------
(1) All Van Kampen Open-End Funds, unless otherwise noted, are Delaware business trusts.

VAN KAMPEN CAPITAL GROWTH FUND

VAN KAMPEN PENNSYLVANIA TAX FREE INCOME FUND(2)

VAN KAMPEN REAL ESTATE SECURITIES FUND

VAN KAMPEN RESERVE FUND

VAN KAMPEN SERIES FUND, INC.(3)
---------------------------
VAN KAMPEN AMERICAN VALUE FUND
VAN KAMPEN EMERGING MARKETS FUND
VAN KAMPEN EQUITY GROWTH FUND
VAN KAMPEN GLOBAL EQUITY ALLOCATION FUND
VAN KAMPEN GLOBAL VALUE EQUITY FUND
VAN KAMPEN GLOBAL FRANCHISE FUND
VAN KAMPEN GROWTH AND INCOME FUND II*
VAN KAMPEN EMERGING MARKETS DEBT FUND*
VAN KAMPEN JAPANESE EQUITY FUND*
VAN KAMPEN RETIREMENT STRATEGY TRUST
VAN KAMPEN 2010 RETIREMENT STRATEGY FUND*
VAN KAMPEN 2015 RETIREMENT STRATEGY FUND*
VAN KAMPEN 2020 RETIREMENT STRATEGY FUND*
VAN KAMPEN 2025 RETIREMENT STRATEGY FUND*
VAN KAMPEN 2030 RETIREMENT STRATEGY FUND*
VAN KAMPEN 2035 RETIREMENT STRATEGY FUND*
VAN KAMPEN 2040 RETIREMENT STRATEGY FUND*
VAN KAMPEN 2045 RETIREMENT STRATEGY FUND*
VAN KAMPEN 2050 RETIREMENT STRATEGY FUND*
VAN KAMPEN IN RETIREMENT STRATEGY FUND*

VAN KAMPEN TAX FREE MONEY FUND

VAN KAMPEN TAX-EXEMPT TRUST
---------------------------
VAN KAMPEN HIGH YIELD MUNICIPAL FUND

VAN KAMPEN TAX FREE TRUST
-------------------------
VAN KAMPEN CALIFORNIA INSURED TAX FREE FUND
VAN KAMPEN INSURED TAX FREE INCOME FUND
VAN KAMPEN INTERMEDIATE TERM MUNICIPAL INCOME FUND
VAN KAMPEN MUNICIPAL INCOME FUND
VAN KAMPEN NEW YORK TAX FREE INCOME FUND
VAN KAMPEN STRATEGIC MUNICIPAL INCOME FUND

VAN KAMPEN TRUST
----------------
VAN KAMPEN CORE PLUS FIXED INCOME FUND
VAN KAMPEN MANAGED SHORT TERM INCOME FUND*
VAN KAMPEN MANAGED SHORT TERM INCOME FUND*

VAN KAMPEN TRUST II
-------------------
VAN KAMPEN GLOBAL BOND FUND*
VAN KAMPEN TACTICAL ASSET ALLOCATION FUND*

VAN KAMPEN U.S. GOVERNMENT TRUST
--------------------------------
VAN KAMPEN U.S. MORTGAGE FUND


------------------
(2) The Van Kampen Pennsylvania Tax Free Income Fund is a Pennsylvania business trust.

(3)   The Van Kampen Series Fund, Inc. is a Maryland corporation.

*     This Fund has not yet launched.


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